CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 165 to the Registration Statement (Form N-1A  No. 33-51061 and 811-7123) of our reports dated December 23, 2019 on the financial statements and financial highlights of  BNY Mellon Global Dynamic Bond Income Fund (formerly, Dreyfus Global Dynamic Bond Fund), BNY Mellon Global Real Return Fund (formerly, Dreyfus Global Real Return Fund), BNY Mellon Dynamic Total Return Fund (formerly, Dynamic Total Return Fund) and BNY Mellon Sustainable Balanced Fund (formerly, Dreyfus Global Multi-assets Income fund) (four of the funds constituting BNY Mellon Advantage Funds, Inc.) (each, a “Fund”) included in each Fund’s annual report for the fiscal year ended October 31, 2019.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

February 24, 2020